UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

EOS Inc.
(Name of Registrant As Specified In Its Charter)

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EOS Inc.

7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District

Taipei City 10452, Taiwan

NOTICE OF CORPORATE ACTION TAKEN BY

WRITTEN CONSENTOF THE MAJORITY STOCKHOLDER

WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on January 26, 2021, the board of directors of EOS Inc., a Nevada corporation (“EOSS,” “the Company,” “we” or “us”), and stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following action (the “Corporate Action”):

1.

Amend the Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”) from 75,000,000 shares to 575,000,000 shares.

The accompanying information statement, which describes the Corporate Action in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation and Bylaws. Accordingly, the Corporate Action will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is January 26, 2021. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Action will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders.  This information statement will be mailed on or about February [●], 2021, to stockholders of record on February [●], 2021. As such, we expect that the Corporate Action will be effective no earlier than March [●], 2021.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTION. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

Date: February [●], 2021	For the Board of Directors of EOS INC.

	By:	/s/ He-Siang Yang
He-Siang Yang President and Chairman of the Board

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EOS INC.

INFORMATION STATEMENT REGARDING

CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF

OUR BOARD OF DIRECTORS AND HOLDERS OF

A MAJORITY OF OUR VOTING CAPITAL STOCK

IN LIEU OF SPECIAL MEETING

EOS Inc. (“EOSS,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of action taken by our Board of Directors and the holder of a majority of our outstanding voting capital stock on January 26, 2021, in accordance with the relevant sections of Nevada Revised Statutes of the State of Nevada (the “NRS”).

This information statement is being mailed on or about February [●], 2021, to stockholders of record on February [●], 2021 (the “Record Date”). The information statement is being delivered only to inform you of the corporate action described herein before such action take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTION. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTION

On January 26, 2021, the board of directors of EOS Inc., a Nevada corporation (“EOSS,” “the Company,” “we” or “us”), and stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following action (collectively, the “Corporate Action”):

1.

Amend the Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”) from 75,000,000 shares to 575,000,000 shares.

VOTING AND VOTE REQUIRED

Pursuant to EOSS’s Bylaws and the NRS, a vote by the holders of at least a majority of EOSS’s outstanding capital stock is required to effect the action described herein. Each common stockholder is entitled to one vote for each share of common stock held by such stockholder. As of the Record Date, EOSS had 74,122,997 shares of common stock issued and outstanding. The voting power representing not less than 37,061,499 shares of common stock is required to pass any stockholder resolutions. Pursuant to Section 78.320 of the NRS, the following stockholder holding an aggregate of 40,900,500 shares of common stock, or approximately 55.17% of the issued and outstanding shares of our common stock on the Record Date (the “Majority Stockholder”), delivered an executed written consent dated January 26, 2021, authorizing the Corporate Action.

Name	Common Shares Beneficially Held	Percentage of Issued and Outstanding
Yu Cheng Yang	30,000,000	40.47%
He Siang Yang	10,000,000	13.49%
Lai Chen Kwok	900,500	1.21%
TOTAL	40,900,500	55.17%

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NO APPRAISAL RIGHTS

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Action, and we will not provide our stockholders with such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Action.

GENERAL INFORMATION

EOSS will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. EOSS will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of EOSS’s common stock.

EOSS will deliver only one Information Statement to multiple security holders sharing an address unless EOSS has received contrary instructions from one or more of the security holders. Upon written or oral request, EOSS will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: EOS Inc., 7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District, Taipei City 10452, Taiwan, Attn: Secretary. The Secretary may also be reached by telephone at +886-2-2586-8300.

CORPORATE ACTION NO. 1

INCREASE IN AUTHORIZED CAPITAL

On January 26, 2021, the Board and the Majority Stockholder authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Articles of Incorporation to increase its authorized common stock, par value $0.001 per share, from 75,000,000 shares to 575,000,000 shares. The proposed amendment to our Articles of Incorporation is included in the Certificate of Change pursuant to NRS78.209. The general purpose and effect of this amendment to our Articles of Incorporation is to increase our authorized capital, which we believe will (a) provide flexibility for future corporate action; (b) improve ability to raise additional capital by issuing additional shares of Common Stock or granting warrants for the future purchase of Common Stock; and (c) provide the need to issue additional shares of Common Stock or securities convertible into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes.

Reasons For The Increase In Authorized Capital

Our Board has taken this action to attract investors to our growing business to further advance our business plan and enhance shareholder value.

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We believe that increase in authorized capital may improve the ability of the Company to use equity to raise the capital necessary to take our business to the next level and that could help generate interest in the Company among investors and other business opportunities. However, the effect of the increase in authorized capital upon the market price for our Common Stock cannot be predicted, and the history of similar authorized stock increases for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the increase in authorized capital will rise or fall. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares authorized.

Effect of the Increase in Authorized Capital; Anti-Takeover Implications

The amendment to our Articles of Incorporation to increase our authorized capital will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue shares of our Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional shares of Common Stock are issued in the future, such issuance will decrease the existing stockholders' percentage equity ownership, dilute the earnings per share and book value per share of outstanding shares of Common Stock and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

Although the increase in authorized capital is prompted by business and financial considerations, stockholders nevertheless should be aware that such increase could facilitate future efforts by our management to deter or prevent a change in control of the Company. By way of example, our management could issue additional shares to dilute the stock ownership and the voting power of persons seeking to obtain control of the Company or shares could be issued to purchasers who would support the Board in opposing a takeover proposal. In addition, the increase in authorized capital may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Board and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Shortly after the Effective Date, we may conduct a private placement of our securities to secure additional working capital for the Company. Except as set forth above, the Board has no current plans to use any of the additional shares of Common Stock that will become available when the increase in authorized capital occurs to deter or prevent a change of control of the Company.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

EFFECTIVE DATE OF THE AMENDMENT

The Board and Majority Stockholders have approved an amendment to the Company’s Articles of Incorporation to affect the Corporate Action. We intend to file a Certificate of Change (the “Certificate”) with the Secretary of State of Nevada to amend the Articles of Incorporation to increase our authorized common stock. Pursuant to Rule 14c-2 under the Exchange Act, the action will not be effective, and the Certificate will not be filed, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders. It is presently contemplated that such filing will be made on or about March [●], 2021.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of January 26, 2021 by (i) those persons or groups known to us to beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) based upon information furnished by persons listed or contained in filings made by them with the SEC or by information provided by such persons directly to us. Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares and the address of each person is c/o EOS Inc.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially owned*
Officers and directors as a group
Yu Cheng Yang	30,000,000	40.47%
He Siang Yang	10,000,000	13.49%
Lai Chen Kwok	900,500	1.21%
All officers and directors as a group (3 person)	40,900,500	55.17%
5% or more shareholders
Ing-Ming Lai	10,000,000	13.49%
Total	50,900,500	68.67%

*Beneficial ownership percentages are calculated based on shares of common stock issued and outstanding and is based on a total of 74,122,997 shares of common stock that were issued and outstanding as of January 26, 2021. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 26, 2021. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

ADDITIONAL AND AVAILABLE INFORMATION

We are subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov).

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above action. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: February [●], 2021

By Order of the Board of Directors

/s/ He-Siang Yang
He-Siang Yang
President and Chairman of the Board

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